Exhibit 10.2

Execution Copy

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) dated as of January 24, 2013 is among SunCoke Energy, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of July 26, 2011 (the “Credit Agreement”).

B. The Borrower has requested that the Credit Agreement be amended in the manner set forth herein.

C. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Administrative Agent, the Required Lenders, the Majority Facility Lenders with respect to the Tranche B Term Facility, and each Revolving Lender with respect to the Revolving Facility agree as follows:

Section 1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Credit Agreement.

Section 2. Amendments to Credit Agreement. The Credit Agreement is amended, as of the Amendment Effective Date (as defined below), as follows:

(a) The table set forth in the definition of “Applicable Pricing Grid” is hereby amended in its entirety as follows:

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
> 4.00 to 1.00	2.50%	1.50%	0.35%

≤ 4.00 to 1.00 but	2.25%	1.25%	0.35%
> 3.00 to 1.00

≤ 3.00 to 1.00 but	2.00%	1.00%	0.35%
> 2.00 to 1.00

≤ 2.00 to 1.00	1.75%	0.75%	0.35%

(b) The definition of “Consolidated Net Income” is hereby amended by (i) deleting the word “and” at the end of clause (h) and (ii) adding the following new language at the end thereof:

and (j) notwithstanding clause (a) above (but without duplication), the cash distributions actually received by the Borrower or a Restricted Subsidiary from an Unrestricted Subsidiary that is controlled directly or indirectly by the Borrower will be included.

(c) The definition of “Indebtedness” is hereby amended by adding the following new language at the end thereof:

Notwithstanding the foregoing, in no event shall the term “Indebtedness” include the obligations of the Borrower under the Omnibus Agreement to be entered into among the Borrower, SunCoke Energy Partners, L.P., and SunCoke Energy Partners GP LLC at or about the timing of the closing of the initial public offering of SunCoke Energy Partners, L.P.

(d) The definition of “Revolving Termination Date” is hereby amended and restated as follows:

“Revolving Termination Date” means the fifth anniversary of the occurrence of the Amendment Effective Date (as that term is defined in Amendment No. 1 to Credit Agreement, dated as of January 24, 2013, among the Borrower, the Lenders party thereto, and the Administrative Agent).

(e) Section 2.11(c) of the Credit Agreement is hereby amended by replacing the phrase “commencing with the Fiscal Year ending December 31, 2012” with the phrase “commencing with the Fiscal Year ending December 31, 2013”.

(f) Section 7.1(a) of the Credit Agreement is hereby amended to change the ratio “3.75:1.00” for Fiscal Quarters March 31, 2014 and June 30, 2014 to “4.25:1.00”.

(g) Section 7.5(r) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(r) Dispositions (i) with an aggregate Fair Market Value not exceeding $325,000,000 or (ii) by Sun Coal & Coke LLC of Capital Stock that Sun Coal & Coke LLC owns in Middletown Coke Company, LLC and Haverhill Coke Company LLC; provided that (A) any Disposition or related series of Dispositions made pursuant to this clause (r) shall be made for Fair Market Value and for consideration comprising at least 75% cash and Cash Equivalents, (B) no Event of Default has occurred and is continuing or would result therefrom, (C) the Borrower is in compliance with Section 7.1 on a Pro Forma Basis after giving effect to such Disposition and (D) the Net Cash Proceeds thereof are applied as required by Section 2.11(b); and”

(h) Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (u); (ii) deleting the period at the end of subsection (v) and substituting therefor “; and” and (c) adding the following new clause (w) as follows:

(w) Investments in Middletown Coke Company, LLC, Haverhill Coke Company LLC, and their wholly-owned Subsidiaries upon their being designated as Unrestricted Subsidiaries and, following such designation, Investments in two Unrestricted Subsidiaries of the Borrower that are received by Sun Coal & Coke LLC in exchange for or in connection with its contribution of Capital Stock in Middletown Coke Company, LLC and Haverhill Coke Company LLC to such Unrestricted Subsidiary.

Section 3. Limited Agreements. On the Amendment Effective Date (as defined below), Sun Coal & Coke LLC intends to do each of the following (collectively, the “MLP IPO Transactions”): (i) Dispose of 65% of the Capital Stock in Middletown Coke Company, LLC and Haverhill Coke Company LLC to SunCoke Energy Partners, L.P., a Delaware limited liability company and an Unrestricted Subsidiary (the “MLP”), in exchange for cash and Investments in the MLP and (ii) issue Capital Stock in the MLP as part of the IPO (as defined below) of the MLP. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the terms and conditions set forth in this Section 3, the Administrative Agent, the Required Lenders, and the Majority Facility Lenders with respect to the Tranche B Term Facility, hereby agree that:

(i) the MLP IPO Transactions shall be permitted notwithstanding the provisions of Section 7.5 (as amended by this Amendment) and without resort to, or usage of, any of the permitted exceptions to Section 7.5 (as amended by this Amendment);

(ii) each MLP IPO Transaction shall be deemed not to be an “Asset Sale”, a “Disposition”, or a “Special Asset Sale” (as those terms are defined in the Credit Agreement) for purposes of the Credit Agreement; and

(iii) for the avoidance of doubt, Section 2.11(b) shall not be applicable to the MLP IPO Transactions.

The limited agreements contained in this Section 3 are one-time agreements applicable solely to the MLP IPO Transactions as described herein. Nothing contained herein shall be deemed an agreement or consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrowers or the other Loan Parties which constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers or consents with respect to any provision of the Credit Agreement or any other Loan Document. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 10.1 of the Credit Agreement.

Section 4. Amendment Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received:

(i) an original counterpart of this Amendment, duly executed by the Borrower and the Administrative Agent, and Lender Consent Letters, substantially in the form of Exhibit A (each a “Lender Consent Letter”), duly executed and delivered by the Required Lenders, the Majority Facility Lenders with respect to the Tranche B Term Facility, and each Revolving Lender with respect to the Revolving Facility;

(ii) an Acknowledgement and Consent, substantially in the form of Exhibit B, duly executed and delivered by each Subsidiary Guarantor; and

(iii) a certificate signed by a Responsible Officer of the Borrower certifying that (A) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (except to the extent (x) any such representations and warranties relate, by their terms, to a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date and (y) any such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and (B) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date;

(b) 65% of the Capital Stock in Middletown Coke Company, LLC and Haverhill Coke Company LLC shall have been contributed to the MLP and the MLP shall have (i) consummated its registered initial public offering (the “IPO”) and (ii) issued $150.0 million aggregate principal amount of senior notes, in each case, substantially simultaneously with the closing of this Amendment;

(c) the Borrower shall have made a prepayment of the Term Loans in an aggregate principal amount of $225,000,000 and such prepayment by the Borrower shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders and applied, first, to the next four successive installments in direct order of maturity and, second, to reduce the then remaining installments of the Term Loans, pro rata based on the respective then remaining principal amounts thereof;

(d) the Borrower shall have paid to the Administrative Agent (i) an amendment fee (the “Amendment Fee”) for the account of each Term Lender that consents to and executes this Amendment on or prior to the Amendment Effective Date (each a “Consenting Term Lender”) in an amount equal to 0.15% of the unpaid principal amount of the Term Loans of each such Consenting Term Lender (as determined as of the Amendment Effective Date) and (ii) an extension fee (the “Extension Fee”) for the ratable account of each Revolving Lender in an amount equal to 0.15% of the Revolving Commitments of each such Revolving Lender (as in effect as of the Amendment Effective Date); and

(e) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least one (1) day prior to the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date upon which the Amendment shall be effective (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

The date on which such conditions have been satisfied (or waived) is referred to herein as the “Amendment Effective Date”.

Section 5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a) The Borrower has the corporate power and authority to make, deliver and perform this Amendment.

(b) The Borrower has taken all necessary corporate or organizational action to authorize the execution, delivery and performance of this Amendment.

(c) No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.

(d) This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally and by general equitable principles (whether enforcement is sought by proceedings inequity or at law).

(e) The execution, delivery and performance of this Amendment will not (a) violate any Requirement of Law or any Contractual Obligation of any Group Member, except where any such violation would not reasonably be expected to result in a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except where any such creation or imposition of any such Lien would not reasonably be expected to have a Material Adverse Effect.

(f) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(g) Since December 31, 2011, there has been no development or event that has had or is reasonably expected to have a Material Adverse Effect.

Section 6. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed by the Borrower and the other Loan Parties. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower or the other Loan Parties that would require the waiver or consent of the Administrative Agent or the Lenders.

Section 7. Effect of Amendment. On and after the Amendment Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment. On and after the Amendment Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Term Loan Agreement, shall, unless the context otherwise requires, mean the Credit Agreement.

Section 8. Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.

Section 9. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment.

Section 10. Headings Descriptive. The headings of the several sections of this Amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Amendment.

Section 11. Governing Law. This Amendment is governed by and will be construed in accordance with the law of the State of New York.

Section 12. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

SUNCOKE ENERGY, INC.

By:	/s/ Mark E. Newman
Name:	Mark E. Newman
Title:	Senior Vice President and Chief Financial Officer

Signature Page to

Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Peter Predun
Name:	Peter Predun
Title:	Executive Director

Signature Page to

Amendment No. 1 to Credit Agreement

EXHIBIT A

FORM OF LENDER CONSENT LETTER

Re:	SunCoke Energy, Inc. Credit Agreement dated as of July 26, 2011

To:	JPMorgan Chase Bank, N.A.
Attn:	Christopher Whipps (christopher.r.whipps@jpmorgan.com)
Attn:	Kate Balbirer (kate.m.balbirer@jpmorgan.com)

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of July 26, 2011(as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”), among SunCoke Energy, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used and not defined herein shall have the respective meanings given them in the Credit Agreement.

The Borrower has requested that the Required Lenders, the Majority Facility Lenders with respect to the Tranche B Term Facility, and each Revolving Lender with respect to the Revolving Facility consent to amend the provisions of the Credit Agreement solely on the terms described in Amendment No. 1 to Credit Agreement, substantially in the form delivered to the undersigned Lender on or prior to the date hereof (the “Amendment”).

Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

Very truly yours,

[LENDER’S NAME]

By:
Name:
Title:

EXHIBIT B

FORM OF ACKNOWLEDGMENT AND CONSENT

Reference is made to the Credit Agreement, dated as of July 26, 2011(as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Credit Agreement”), among SunCoke Energy, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used and not defined herein shall have the respective meanings given them in the Credit Agreement.

The Borrower and the Required Lenders, the Majority Facility Lenders with respect to the Tranche B Term Facility, and each Revolving Lender with respect to the Revolving Facility have agreed to amend the provisions of the Credit Agreement solely on the terms described in Amendment No. 1 to Credit Agreement, dated as of [DATE] (the “Amendment”).

Each of the undersigned Subsidiary Guarantors hereby (a) consents to the transactions contemplated by the Amendment, (b) acknowledges and agrees that the guarantees and Liens granted by such party contained in the Security Documents to which it is a party are, and shall remain, in full force and effect after giving effect to the Amendment and (c) represents and warrants that the representations and warranties set forth in such Loan Documents are complete and correct in all material respects on the date hereof as if made on and as of such date (except to the extent (x) any such representations and warranties relate, by their terms, to a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date and (y) any such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and confirms that all references in such Loan Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby as of such date without impairing any such obligations or Liens in any respect.

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and Consent as of [DATE].

Dominion Coal Corporation

Elk River Minerals Corporation

Energy Resources, LLC

            By Harold Keene Coal Co., Inc.

Gateway Energy & Coke Company, LLC

Harold Keene Coal Co., Inc.

Indiana Harbor Coke Company

Indiana Harbor Coke Corporation

Jewell Coal and Coke Company, Inc.

Jewell Coke Acquisition Company

Jewell Coke Company, L.P.

Jewell Resources Corporation

Jewell Smokeless Coal Corporation

Oakwood Red Ash Coal Corporation
Omega Mining, Inc.
Sun Coal & Coke LLC
SunCoke Energy South Shore LLC
SunCoke Technology and Development LLC
Vansant Coal Corporation

By:
Name:
Title:

Signature Page to

Acknowledgment and Consent—Amendment No. 1 to Credit Agreement